THIRD AMENDMENT TO THE
          AMERICAN PRESIDENT COMPANIES, LTD. SMART PLAN
                (Second Amendment and Restatement
                 Effective as of January 1, 1993)


     The American President Companies, Ltd. SMART Plan
(Second Amendment and Restatement Effective as of January 1,
1993) (the "Plan"), is hereby further amended as follows, effective as of April 1, 1996:

     1.   The first sentence of Section 6.3 of the Plan
(which concerns a Participant's investment elections as to contributions made to the Plan) is amended to read as follows:

     Each Participant's share of new Company Contributions and reallocated Forfeitures and his or her new Employee Contributions and Rollover Contributions shall be invested entirely in any one Investment Fund or in any combination of the available Investment Funds, except that not more than 50% of such contributions shall be invested in the APC Stock Fund.

     2. Section 6.5 of the Plan is amended to read in its entirety as follows:

6.5  Account Transfers;

          Subject to such restrictions as the Company may establish, including (without limitation) any restrictions required by a guaranteed investment contract held by the Plan, a Participant may transfer all or any portion of the value of his or her existing Accounts invested in one Investment Fund to any other Investment Fund, except that transfers into the APC Stock Fund shall be limited so that, after any such transfer, no more than 50% of the value of the Participant's Accounts, in the aggregate, is invested in the APC Stock Fund. A transfer may be made on any business day, in accordance with procedures established by the Company and communicated to Participants.


     To record this Third Amendment to the Plan as set forth herein, the corporation has caused its authorized officer to execute this document this 12th day of March, 1996.


                         American President Companies, Ltd.

                         By:  Timothy J. Windle

                         Title:  Assistant Secretary